UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

Claimsnet.com inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14860 Montfort Drive, Suite 250, Dallas, Texas		75254
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 458-1701

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01             Entry into an Amendment to a Material Definitive Agreement.

On March 18, 2013, Claimsnet.com inc., a Delaware corporation (“Claimsnet”), entered into an Acquisition Agreement (the “Agreement”) with TransCoastal Corporation, a Texas corporation (“TransCoastal”).

TransCoastal is an oil and gas exploration and production company focused primarily on the development of oil and gas reserves in Texas and the Southwest region of the United States.

Pursuant to the Agreement, Claimsnet agreed to purchase all of the TransCoastal's issued and outstanding shares (the “TransCoastal Shares”) of common stock.  The purchase price was to be in the form of certificates evidencing newly issued shares of (“Claimsnet Shares”) of Claimsnet's common stock (“Claimsnet Common Stock”) to be issued to TransCoastal’s selling shareholders in the aggregate number of up to 23,401,590 post-reverse split shares of Claimsnet Common Stock . In addition, Claimsnet agreed to conduct a reverse-stock split of 200 to 1, the outcome of which would cause the pre-Closing stockholders of Claimsnet to own, in the aggregate, a total of approximately 178,000 shares of Claimsnet Common Stock.

The Agreement also provided that at and subject to the Closing, the name of Claimsnet would be changed to TransCoastal Corporation, and TransCoastal, which will then be a subsidiary of TransCoastal Corporation, would change its name to TransCoastal Corporation of Texas.

The Board of Directors (the “Board”) and the holders of a majority of the issued and outstanding shares of Claimsnet Common Stock as of the record date, March 18, 2013, approved the reverse stock split and name change.  Claimsnet filed a Preliminary Information Statement on Schedule 14C with the Securities and Exchange Commission on March 27, 2013.  Subsequently, Claimsnet and TransCoastal decided to amend the Acquisition Agreement (the “Amended Agreement”) on April 24, 2013 to provide that the purchase price for the TransCoastal shares would be up to 4,000,000 shares of Claimsnet Preferred Stock.  The Claimsnet Amended Agreement does not provide for a name change at the closing of the transaction.  The Board approved the Amended Agreement and the terms of the Series F Preferred Stock would be a new Series F with the attributes as set forth in Schedule 2.1 to the Amended Agreement. on April 23, 2013.  Stockholders approval was not required with respect to the Amended Agreement and, therefore, Claimsnet decided not to proceed with the Information Statement.

The Claimsnet Preferred Stock would be a new Series F, and each share of the Claimsnet Preferred Stock would be convertible into 1,170.076 shares of Claimsnet Common Stock, subject to adjustments for stock dividends, stock splits and similar events; provided that such conversion right is conditioned on the existence of a sufficient number of authorized but unissued shares of Claimsnet Common Stock being available to effectuate such conversion.  The Claimsnet Preferred Stock shall vote together with the Claimsnet Common Stock on an as-converted basis and not as a separate class except (i) that so long as at least 1,000,000 shares of the Claimsnet Preferred Stock are outstanding, the Claimsnet Preferred Stock as a class are entitled to elect three (3) members of the Board, who shall constitute a majority of the Board, and (ii) as required by law.  The term “as-converted basis” applies even if the condition for the conversion of the Claimsnet Preferred Stock into shares of Claimsnet Common Stock has not been met at such time.  The Claimsnet Preferred Stock would also have the other attributes as set forth in Schedule 2.1 to the Amended Agreement.

At the Closing, the current Class II directors, Thomas Michel and John Willems, will resign and David May and Stuart Hagler, affiliates of TransCoastal, will fill such vacancies.  Also an additional Class I director position will be created, and Andy Westmoreland, an affiliate of TransCoastal, will fill such vacancy.  The directorships of May, Hagler, and Westmoreland shall be effective in accordance with Rule 14f-1 under the Securities Exchange Act of 1934.

Claimsnet’s obligation to close the transaction is subject, among other things, to TransCoastal’s selling shareholders having completed and delivered to Claimsnet the Investment Letter in a form substantially similar to the form attached as Exhibit B to the Amended Agreement and having delivered their stock certificates for TransCoastal Shares and stock powers, such that Claimsnet will acquire at Closing not less than 90% of TransCoastal Shares.

TransCoastal’s obligation to close the transaction is subject, among other things, to Claimsnet’s Board having approved the Certificate of Designation with respect to the Series F Preferred Stock and Claimsnet having duly filed the Certificate of Designation with the Secretary of State of the State of Delaware.  Also, Claimsnet must obtain the cancellation of all outstanding warrants, options, conversion or similar rights relating to shares of Claimsnet Common Stock.

Pursuant to the Amended Agreement, it is contemplated that Claimsnet will place, at the time of the Closing, all the assets and liabilities constituting the current business operations of Claimsnet into a separate wholly owned subsidiary of ("Claimsnet Subsidiary") and to seek to sell the Claimsnet Subsidiary by the end of the second quarter the to certain debt holders (the “Debt Holders”) of Claimsnet in exchange for the cancellation by the Debt Holders indebtedness owed to the Debt Holders by Claimsnet.  The Debt Holders are expected to be Thomas Michel, a director of Claimsnet, and National Financial Corporation and J.R. Schellenberg, who are principal stockholders of Claimsnet.

The Amended Agreement contains customary representations, warranties and covenants.  Each party has agreed to indemnify the other, subject to certain limitations, for losses incurred by such indemnified party to the extent arising from the indemnifying party’s breaches of the Agreement.

The Amended Agreement provides that it will terminate and be null and void if the transaction does not close by May 31, 2013.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to such Amended Agreement, filed as Exhibit 2.1 hereto, which is incorporated by reference herein.

THIS CURRENT REPORT ON FORM 8-K DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE SECURITIES OF CLAIMSNET.  ANY OFFER OF SECURITIES MADE BY CLAIMSNET OR OTHER PERSON ON BEHALF OF CLAIMSNET MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY CLAIMSNET AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES OFFERED HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS.

On April 29, 2013, Claimsnet.com, inc., a Delaware corporation (“the Company”), borrowed an aggregate of $25,000 from J. R Schellenberg (“Mr. Schellenberg”), a related party, and in return issued an unsecured promissory note (the “Note”).  The Note bears interest at the rate of 1.75% per annum.  Principal and accrued and unpaid interest on the Note are due on demand.   In the event the Company cannot satisfy the demand for payment, it shall not be in default of the Note until Mr. Schellenberg provides seven (7) days written notice and opportunity to cure such default.  Upon such a default, the rate of interest increases to the highest rate allowed by law.

A description of the relationship between the Company and Mr. Schellenberg is provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, in “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” which section is incorporated herein by reference for all purposes.

The proceeds from the Note will be used to finance certain of the Company’s transactional expenses in connection with the TransCoastal transaction described above.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of the Company’s financial obligations pursuant to the Note.

Item 3.02             Unregistered Sales of Equity Securities.

As consideration for Claimsnet’s acquisition of TransCoastal described in Item 1.01, Claimsnet will issue up to 4,000,000 shares of Claimsnet Preferred Stock to TransCoastal’s selling shareholders. Claimsnet will rely on the exemption from registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended (the Securities Act), and Regulation D promulgated thereunder for the issuance of such shares.  In order for a TransCoastal shareholder to receive shares of Claimsnet Preferred Stock, such shareholder has to, among such things, deliver an Investment Letter, attached as Exhibit B to the Amended Acquisition Agreement, which contains certain representations, including that such shareholder is an accredited investor within the meaning of Regulation D.

Item 7.01:            Regulation FD Disclosure.

On April 30, 2013, Claimsnet issued a press release reporting the Amended Acquisition Agreement with TransCoastal. A copy of the press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD.

Pursuant to General Instruction B.2 of Form 8-K, the information contained in Item 7.01 and in the press release exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Claimsnet, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01             Financial Statements and Exhibits.

 (d)     EXHIBITS.

Exhibit 2.1.          Amended Acquisition Agreement, dated as of April 24, 2013, by and between Claimsnet.com inc. and TransCoastal Corporation*

Exhibit 10.1         Unsecured Promissory Note made by Claimsnet.com Inc. in favor of J.R. Schellenberg, dated April 29, 2013

Exhibit 99.1         Press Release, dated April 30, 2013**

*Schedules have been omitted pursuant to Item 602(b)(2) of Regulation S-B. Claimsnet undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities Exchange Commission.

**Pursuant to General Instruction B.2 of Form 8-K, this exhibit is furnished with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 30, 2013

CLAIMSNET.COM, INC.

By:   /s/ Laura M. Bray
Name:  Laura M. Bray
Title:    Chief Financial Officer